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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the use in this Registration Statement of Trustmark Corporation on Form S-4 of our report dated January 17, 1997, relating to the financial statements of Perry County Bank as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Expert" in such Prospectus.



/s/ Deloitte & Touche LLP
------------------------------
Deloitte & Touche LLP


Jackson, Mississippi
July 7, 1997